Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2004, the Compensation Committee (the “Committee”) of the Chesapeake Utilities Corporation (the “Company”) Board of Directors approved the following compensation arrangements relating to the executive officers of the Company.

2005 Performance Incentive Awards

The Committee approved awards under the Company’s Performance Incentive Plan to John R. Schimkaitis, President and Chief Executive Officer; Paul M. Barbas, Executive Vice President; and Michael P. McMasters, Senior Vice President and Chief Financial Officer. According to the terms of the awards, each executive officer is entitled to earn up to a specified number of shares of the Company’s common stock (“Contingent Performance Shares”) depending on the extent to which pre-established performance goals (the “Performance Goals”) are achieved during the year ended December 31, 2005 (the “Award Year”). The Contingent Performance Shares, to the extent earned, will be issued to the executive officer following the end of the Award Year, but will be subject to restrictions on transfer by the executive officer for an additional three-year period. On or before September 30, 2005, the executive officer, in lieu of the Contingent Performance Shares, can elect to receive at the end of the Award Year, whether or not the Performance Goals are achieved, a number of restricted shares of Company common stock equal to one-fourth of the maximum number of Contingent Performance Shares the executive officer otherwise would have been entitled to earn. These shares will be subject to restrictions on transfer by the executive officer for, and (subject to certain exceptions) will be subject to forfeiture if the employment of the executive officer terminates during, the three-year period following the end of the Award Year.

The Performance Goals consist of: (i) earnings growth based on the achievement of targeted measures of earnings for the Company’s regulated natural gas operations, Delmarva propane distribution operations, and overall corporate results, (ii) growth in non-regulated investments based upon the achievement of established milestones and objectives under the Company’s long-term strategic plan, and (iii) shareholder value as measured by the performance of the Company’s stock price (including the reinvestment of dividends), in relationship to an index of industry peers.

The Compensation Committee also reaffirmed the 2005 awards under the Performance Incentive Plan made to (i) Stephen C. Thompson, Senior Vice President, and (ii) S. Robert Zola, President of Sharp Energy, Inc., a Company subsidiary, for the three-year period ending December 31, 2005. The form of award agreement for Mr. Thompson and Mr. Zola is attached as Exhibit 10(h) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

2005 Short-Term Bonus Awards

Under the Company’s Cash Bonus Incentive Plan, the Committee approved target cash bonus awards, measured as a percentage of base salary, and the performance targets, for each of Messrs. Schimkaitis, Barbas, McMasters, Thompson and Zola. The approved performance targets, which vary according to the executive officer, are based on the following performance criteria: (i) earnings per share, (ii) pretax return on average investment of the Company’s regulated natural gas operations and (iii) earnings before interest and taxes of the Company’s Delmarva propane distribution operations. The amount of each executive officer’s cash bonus for 2005 will vary depending on the extent to which the applicable performance targets are achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: January 19, 2005